Exhibit 10.66

UBS Bank USA

Variable Credit Line Account Number: *(if applicable)*

5V	62006	CP

Fixed Credit Line Account Number: *(if applicable)*

5F		

SS# / TIN

Internal Use Only

HB

For Internal Use Only

Variable Credit Line Account at UBS Bank USA

Cytokinetics, Inc. 5V 62006 CP

Fixed Credit Line Account at UBS Bank USA

5F

Collateral Account(s) at UBS Financial Services Inc.

Credit Line Account

Select the type of credit line account:

- ☒ Variable Credit Line Account
- ☐ Fixed Credit Line Account
- ☐ Both

Account Ownership

Is this entity / organization a business that provides commercial goods or services (i.e., an operating entity)?

☒ Yes ☐ No

Any changes or corrections to the information on this application must be initialed by you.

Select the Organization/Business Structure:

- ☒ Corporation
- ☐ Corp- Subchapter 'S'
- ☐ Limited Liability Company (LLC)
- ☐ Limited Liability Partnership (LLP)
- ☐ Limited Liability-Limited Partnership (LLLP)
- ☐ Sole Proprietorship
- ☐ Partnership-General
- ☐ Partnership-Limited
- ☐ Association
- ☐ Partnership-Invest Club
- ☐ Invest Club Membership
- ☐ Fed Charter-Credit Union
- ☐ Foundation-not for profit
- ☐ Endowment-not for profit
- ☐ State Charter-S&L Bank
- ☐ State Charter-Savings Bank
- ☐ State Charter-Comm Bank
- ☐ State Charter-Trust Co.
- ☐ State Charter-Credit Union
- ☐ State Charter-Indus Loan
- ☐ Fed Charter-Savings Assoc
- ☐ Fed Charter-Nat'l Bank
- ☐ Fed Charter-Trust Co.
- ☐ Govt Agency-Federal
- ☐ Govt Agency-Local Ent
- ☐ Govt Agency-State

Borrower Information

This section should be completed by the **Organization/Business**.

Borrower

Organization / Business Name Cytokinetics, Inc.

Organization/Business is (please complete each item that applies):

1) ☒ Incorporated ☐ Unincorporated

2) ☒ For Profit ☐ Not For Profit

Industry Group (e.g., Construction, Service, etc.):
Other

Is the Organization/Business publicly listed? ☐ No ☐ Yes; specify:

Exchange (NYSE, AMEX, or NASDAQ)

Ticker Symbol

Place of Formation / Incorporation

☒ USA (if formed/incorporated, specify State): Delaware

☐ Other (specify)

TIN:

Date of Incorporation / Establishment:

Location of Address

☐ Business - Primary ☐ Other (please specify)

Street Address *(If a P.O. Box, complete the Additional Address Information on page 4 .)*:

280 EAST GRAND AVENUE

City: SO SAN FRANCISCO USA

State: CA

ZIP: 94080-4808

Business Telephone Number:

©2008 UBS Bank USA. All rights reserved.

Sign and date the application on page 5

Credit Line Account Application and Agreement for Organizations and Businesses For Internal Use Only Variable Credit Line Account at UBS Bank USA .Cytokinetics, Inc. .5V .62006 .CP Fixed Credit Line Account at UBS Bank USA . .5F . . x Collateral Account(s) at UBS Financial Services Inc. Insert the information below for each UBS Financial Services Inc. account to be pledged to secure the Borrower#fs credit line. Full Collateral (Securities) Account Title Branch Account Number FA# 1) Cytokinetics, Inc. CP 14862 CPW4 2) 3) 4) 5) 6) Credit Line Account Select the type of credit line account: Variable Credit Line Account Fixed Credit Line Account Both If you do not indicate your preference you will be deemed to have selected the #gBoth#h option. Account Ownership Select the Organization/Business Structure: Is this entity / organization a Corporation business that provides commercial Corp- Subchapter ‘S’ Fed Charter-Credit Union Fed Charter-Trust Co. goods or services (i.e., an operatingLimited Liability Company (LLC) Foundation-not for profit Govt Agency-Federal entity)? Endowment-not for profit Govt Agency-Local Ent Limited Liability Partnership (LLP) Yes No Limited Liability-Limited State Charter-S&L Bank Govt Agency-State Partnership (LLLP) State Charter-Savings Bank Any changes or corrections Sole Proprietorship State Charter-Comm Bank to the information on this application must be initialed by Partnership-General State Charter-Trust Co. you. Partnership-Limited State Charter-Credit Union Association State Charter-Indus Loan Partnership-Invest Club Fed Charter-Savings Assoc Invest Club Membership Fed Charter-Nat’l Bank Borrower Information This section should be completed byOrganization/Business the . Borrower Organization / Business Name Cytokinetics, Inc. Location of Address Organization/Business is (please complete each item that applies): Business — Primary Other ( please specify ) X 1) Incorporated Unincorporated Street AddressIf a P.O. Box, complete the Additional Address Information on (2) For Profit Not For Profit page 4 .): Industry Group (e.g., Construction, Service, etc.): 280 EAST GRAND AVENUE Other X City: State: ZIP: Is the Organization/Business publicly No Yes; specify: SO SAN FRANCISCO CA 94080-4808 listed? USA Business Telephone Number: Exchange (NYSE, AMEX, or NASDAQ) Ticker Symbol X Place of Formation / Incorporation USA (if formed/incorporated, specify Delaware State): Other (specify) TIN: Date of Incorporation / Establishment: HB Rev 07/08 HB LOAD SPEDOC UX E HB V102 c2008 UBS Bank USA. All rights reserved Sign and date the application on 5page

UBS

UBS Bank USA

Variable Credit Line Account Number: *(if applicable)*

5V	62006	CP

Fixed Credit Line Account Number: *(if applicable)*

5F		

SS# / TIN

Internal Use Only

Borrower Financial and Ownership Information

Annual Income: Liquid Assets:

Net Worth Fiscal Year End (indicate month)

☐ Yes ☐ No If yes specify:

Country(ies):

☐ Yes ☐ No If yes, please specify company and %:

%

☐ Yes ☐ No If yes, please specify company and %:

%

☐ Yes ☐ No If yes, please specify:

Subsidiary or Affiliate Employee Name and SS#

☐ Yes ☐ No If yes, please specify:

Subsidiary or Affiliate Employee Name and SS#

☐ Yes ☐ No If yes, please specify:

Subsidiary or Affiliate

Principal Officer/Beneficial Owner

Principal Officer Name SS#
Sharon A. Barbari

Country of Citizenship: Date of Birth

☒ USA ☐ Other (specify)

/

Passport/CEDULA Country of Issuance:
USA

Street Address:
280 East Grand Ave.

City: San Francisco State: CA ZIP 94080-4808

USA

Telephone Number:

Principal Officer Name SS#
ROBERT BLUM

Country of Citizenship: Date of Birth

☒ USA ☐ Other (specify)

/

Passport/CEDULA Country of Issuance:
USA

Street Address:
280 EAST GRAND AVENUE

City: SO SAN FRANCISO State: CA ZIP 94080-4808

USA

Telephone Number:

2

Borrower Financial and Ownership Information Annual Income: Liquid Assets: Is the Borrower an officer or member of the board of directors of its subsidiaries or affiliates?* Net Worth Fiscal Year End (indicate month) Yes No If yes, please specify: Subsidiary or Affiliate Employee Name and SS# Do you receive a substantial amount of your revenue/wealth (over 50%) (trade/export) from a country outside of the United States? Is the Borrower an immediate family member of an executive officer Yes No If yes specify: member of the board of directors of UBSImmediate family member AG? means a spouse or any other relative residing in the Borrower#fs Country(ies): to whom the Borrower lends financial support. Yes No If yes, please specify: Does the Borrower own 10% or more of the shares of any publicly traded company? Subsidiary or Affiliate Employee Name and SS# Yes No If yes, please specify company and %: x x % Will any of the loan proceeds be used to repay any debt or to, or purchase an asset from, UBS AG or its subsidiaries or Yes No If yes, please specify: Are any of the Borrowers, business owners or directors/principal officers a Subsidiary or Affiliate control person of UBS AG or its subsidiaries or affiliates?* Yes No If yes, please specify company and %: x x % *For purposes these questions, “control” means a person or entity that either (a) owns, controls or has the power to vote 25% or more of any class of voting ability to control the election of the majority of the directors of a company, or (c) has the power to exercise a controlling influence over management policies presumed to have control of a company if the person or entity owns, controls or has the power to vote 10% or more of any class of voting securities of the company and is an executive officer or director of the company or (ii) no other person has a greater percentage of that class of voting securities. Principal Officer/Beneficial Owner Complete this section for the Principal Officer(s) of the borrower, or beneficial owner for an LLC. To include additional principal page and submit it with the application. Principal Officer Name SS# Principal Officer Name SS# Sharon A. Barbari ROBERT BLUM Country of Citizenship: Date of Birth Country of Citizenship: Date of Birth USA Other (specify) USA Other (specify) Passport/CEDULA and Green Card#: (If non-U.S. and no SS# specified) Passport/CEDULA and Green Card#: (If non-U.S. and no SS# specified) Passport/CEDULA Country of Issuance: Passport/CEDULA Country of Issuance: USA USA Street Address: Street Address: 280 East Grand Ave. 280 EAST GRAND AVENUE City: State: ZIP City: State: ZIP San Francisco CA 94080-4808 SO SAN FRANCISO CA 94080-4808 USA USA Telephone Number: Telephone Number: HB Rev 07/08 HB LOAD SPEDOC UX E HB V102 2 c2008 UBS Bank USA. All rights reserved Sign and date the application on 5page

Credit Line Account Features Internal Use Only Check Writing Alternate Mailing Address for Checks If you would like to receive Credit Line checks for your credit line account, Print the mailing address for the delivery of checks if different from please enroll below: address on the checks: Check here if you would like Credit Line checks. Checks will be in the name of the Borrower. Please print the address that you would like to appear on your checks. Wire Instructions for Loan Payment: (In US Dollars) Bank Name: UBS AG Wire System Address: ABA 026007993 For Further Credit to the Account UBS Bank USA of: Account Number: 101-WA-792479-000 For the Benefit of: Full Name Account Number: 5[F or V] 00000 Alternate Mailing Address for Checks Print the mailing address for the delivery of checks if different from the address on the checks: UBS Credit Corp Wire Instructions are as follows: UBS AG ABA # 026007993 A/C # 101-wa-258661-000 A/C Name: UBS Credit Corp x Senior Political Affiliation Are you, any authorized signatories, beneficial owners, trustees, powers of attorney or other individuals with authority to immediate family members or close associates a: I) Current U.S. political official (as defined in section B below)?No Yes; complete: A)Political Official#fs Name: B)Current Position: President Vice President US Cabinet Member Speaker of the House of Representatives Supreme Court Justice Chairman of the Joint Chiefs of Staff Ambassador C)Relationship to Client(s): Self Immediate family member Close associate Associated with business or trust II)Current or former Senior non-U.S. political official, non-U.S. Religious Group/Organization, or Senior/Influential No Yes; complete: representative of a non-U.S. Religious Group/Organization? Political Official#fs Name: Current or Former Position: Relationship to Client(s): Self Immediate family member Close associate Associated with business or trust HB Rev 07/08 HB LOAD SPEDOC UX E HB V102 3 c2008 UBS Bank USA. All rights reserved. Sign and date the application on 5page

Duplicate Party Addendum Complete this section for each Duplicate Party to receive a duplicate credit line account statement. Internal Location Code (UBS Financial Services Inc. Use Only) Name: Country of Citizenship: USA Other (specify): Street Address: City: State: ZIP: Additional Address Information If the Borrower’s mailing address is a P.O. Box please provide a legal residence address below. First Name: Last Name: Street Address: Location of Address: Business - Primary Business — Secondary City: State: ZIP: Other (Specify): HB Rev 07/08 HB LOAD SPEDOC UX E HB V102 4 c2008 UBS Bank USA. All rights reserved Sign and date the application on 5page

Credit Line Agreement
Borrower Agreement
BY SIGNING BELOW, THE BORROWER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT:
A	The Borrower has received and read a copy of this Borrower Agreement, the attached Credit Line Account Application and Agreement (including the Credit Line Agreement following this Borrower Agreement) and the Loan Disclosure Statement explaining the risk factors that the Borrower should consider before obtaining a loan secured by the Borrower’s securities account. The Borrower agrees to be bound by the terms and conditions contained in the Credit Line Account Application and Agreement (including the Credit Line Agreement following this Borrower Agreement) (which terms and conditions are incorporated by reference). Capitalized terms used in this Borrower Agreement have the meanings set forth in the Credit Line Agreement.

B	THE BORROWER UNDERSTANDS AND AGREES THAT UBS BANK USA MAY DEMAND FULL OR PARTIAL PAYMENT OF THE CREDIT LINE OBLIGATIONS, AT ITS SOLE OPTION AND WITHOUT CAUSE, AT ANY TIME, AND THAT NEITHER FIXED RATE ADVANCES NOR VARIABLE RATE ADVANCES ARE EXTENDED FOR ANY SPECIFIC TERM OR DURATION. THE BORROWER UNDERSTANDS AND AGREES THAT ALL ADVANCES ARE SUBJECT TO COLLATERAL MAINTENANCE REQUIREMENTS. THE BORROWER UNDERSTANDS THAT UBS BANK USA MAY, AT ANY TIME, IN ITS DISCRETION, TERMINATE AND CANCEL THE CREDIT LINE REGARDLESS OF WHETHER OR NOT AN EVENT HAS OCCURRED.

C	UNLESS DISCLOSED IN WRITING TO UBS BANK USA AT THE TIME OF THIS AGREEMENT, AND APPROVED BY UBS BANK USA, THE BORROWER AGREES NOT TO USE THE PROCEEDS OF ANY ADVANCE EITHER TO PURCHASE, CARRY OR TRADE IN SECURITIES OR TO REPAY ANY DEBT (I) USED TO PURCHASE, CARRY OR TRADE IN SECURITIES OR (II) TO ANY AFFILIATE OF UBS BANK USA. THE BORROWER WILL BE DEEMED TO REPEAT THIS AGREEMENT EACH TIME THE BORROWER REQUESTS AN ADVANCE.

D	THE BORROWER UNDERSTANDS THAT BORROWING USING SECURITIES AS COLLATERAL ENTAILS RISKS. SHOULD THE VALUE OF THE SECURITIES IN THE COLLATERAL ACCOUNT DECLINE BELOW THE REQUIRED COLLATERAL MAINTENANCE REQUIREMENTS, UBS BANK USA MAY REQUIRE THAT THE BORROWER POST ADDITIONAL COLLATERAL, REPAY PART OR ALL OF THE BORROWER’S LOAN AND/OR SELL THE BORROWER’S SECURITIES. ANY REQUIRED LIQUIDATIONS MAY INTERRUPT THE BORROWER’S LONG-TERM INVESTMENT STRATEGIES AND MAY RESULT IN ADVERSE TAX CONSEQUENCES.

E	Neither UBS Bank USA nor UBS Financial Services Inc. provides legal or tax advice and nothing herein shall be construed as providing legal or tax advice.

F	Upon execution of this Credit Line Account Application and Agreement, the Borrower declares that all of the information requested in the Application and supplied by the Borrower is true and accurate and further agrees to promptly notify UBS Bank USA in writing of any material changes to any or all of the information contained in the Application including information relating to the Borrower’s financial situation.

G	Subject to any applicable financial privacy laws and regulations, data regarding the Borrower and the Borrower’s securities accounts may be shared with UBS Bank USA affiliates. Subject to any applicable financial privacy laws and regulations, the Borrower requests that UBS Bank USA share such personal financial data with non-affiliates of UBS Bank USA as is necessary or advisable to effect, administer or enforce, or to service, process or maintain, all transactions and accounts contemplated by this Agreement.

H	The Borrower authorizes UBS Bank USA and UBS Financial Services Inc. to obtain a credit report or other credit references concerning the Borrower (including making verbal or written inquiries concerning credit history) or to otherwise verify or update credit information given to UBS Bank USA at any time. The Borrower authorizes the release of this credit report or other credit information to UBS Bank USA affiliates as it deems necessary or advisable to effect, administer or enforce, or to service, process or maintain all transactions and accounts contemplated by this Agreement, and for the purpose of offering additional products, from time to time, to the Borrower. The Borrower authorizes UBS Bank USA to exchange Borrower information with any party it reasonably believes is conducting a legitimate credit inquiry in accordance with the Fair Credit Reporting Act. UBS Bank USA may also share credit or other transactional experience with the Borrower’s designated UBS Financial Services Inc. Financial Advisor or other parties designated by the Borrower.

I	UBS Bank USA is subject to examination by various federal, state and self-regulatory organizations and the books and records maintained by UBS Bank USA are subject to inspection and subpoena by these regulators and by federal, state, and local law enforcement officials. The Borrower also acknowledges that such regulators and officials may, pursuant to treaty or other arrangements, in turn disclose such information to the officials or regulators of other countries, and that U.S. courts may be required to compel UBS Bank USA to disclose such information to the officials or regulators of other countries. The Borrower agrees that UBS Bank USA may disclose to such regulators and officials information about the Borrower and transactions in the credit line account or other accounts at UBS Bank USA without notice to the Borrower. In addition, UBS Bank USA may in the context of a private dispute be required by subpoena or other judicial process to disclose information or produce documentation related to the Borrower, the credit line account or other accounts at UBS Bank USA. The Borrower acknowledges and agrees that UBS Bank USA reserves the right, in its sole discretion, to respond to subpoenas and judicial process as it deems appropriate.

J	To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When the Borrower opens an account with UBS Bank USA, UBS Bank USA will ask for the Borrower’s name, address, and other information that will allow UBS Bank USA to identify the Borrower. UBS Bank USA may also ask to see other identifying documents. UBS Financial Services Inc. and UBS Bank USA are firmly committed to compliance with all applicable laws, rules and regulations, including those related to combating money laundering. The Borrower understands and agrees that the Borrower must take all necessary steps to comply with the anti-money laundering laws, rules and regulations of the Borrower’s country of origin, country of residence and the situs of the Borrower’s transaction.

K	UBS Bank USA and its affiliates will act as creditors and, accordingly, their interests may be inconsistent with, and potentially adverse to, the Borrower’s interests. As a lender and consistent with normal lending practice, UBS Bank USA may take any steps necessary to perfect its interest in the Credit Line, issue a call for additional collateral or force the sale of the Borrower’s securities if the Borrower’s actions or inactions call the Borrower’s creditworthiness into question. Neither UBS Bank USA nor UBS Financial Services Inc. will act as Client’s investment advisor with respect to any liquidation. In fact UBS Bank USA will act as a creditor and UBS Financial Services Inc. will act as a securities intermediary.

L	The Borrower understands that, if the Collateral Account is a managed account with UBS Financial Services Inc., (i) in addition to any fees payable to UBS Financial Services Inc. in connection with the Borrower’s managed account, interest will be payable to the Bank on an amount advanced to the Borrower in connection with the Credit Line Account, and (ii) the performance of the managed account might not exceed the managed account fees and the interest expense payable to the Bank in which case the Borrower’s overall rate of return will be less than the costs associated with the managed account.

M	UBS Bank USA may provide copies of all credit line account statements to UBS Financial Services Inc. and to any Guarantor. The Borrower acknowledges and agrees that UBS Bank USA may share any and all information regarding the Borrower and the Borrower’s accounts at UBS Bank USA with UBS Financial Services Inc. UBS Financial Services Inc. may provide copies of all statements and confirmations concerning each Collateral Account to UBS Bank USA at such times and in such manner as UBS Bank USA may request and may share with UBS Bank USA any and all information regarding the Borrower and the Borrower’s accounts with UBS Financial Services Inc.
IN WITNESS WHEREOF, the undersigned (“Borrower”) has signed this Agreement, or has caused this Agreement to be signed in its name by its duly authorized representatives, as of the date indicated below.
DATE:

Name of Borrower: Cytokinetics, Inc.

By:		Title:	Chief Financial Officer/CFO
	(Signature of Authorized Signatory of Borrower)* Sharon A. Barbari		(Title of Authorized Signatory of Borrower)
By:		Title:	Chief Executive Officer/CEO
	(Signature of Authorized Signatory of Borrower)* ROBERT BLUM		(Title of Authorized Signatory of Borrower)
The authorized signatory of the Borrower must be one of the Authorized Persons designated on the applicable UBS Bank USA supplemental form excecuted by the Borrower (e.g., the Supplemental Corporate Resolution Form (HP Form)).

HB Rev 07/08 HB LOAD SPEDOC UX E HB V102	5	©2008 UBS Bank USA. All rights reserved. Sign and date the application on page 5

Credit Line Agreement
Credit Line Agreement — Demand Facility
THIS CREDIT LINE AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) is made by and between the party or parties signing as the Borrower on the Application to which this Agreement is attached (together and individually, the “Borrower”) and UBS Bank USA (the “Bank”) and, together with the Application, establishes the terms and conditions that will govern the uncommitted demand loan facility made available to the Borrower by the Bank. This Agreement becomes effective upon the earlier of (i) notice from the Bank (which notice may be oral or written) to the Borrower that the Credit Line has been approved and (ii) the Bank making an Advance to the Borrower.
1)	Definitions
-	“Advance” means any Fixed Rate Advance or Variable Rate Advance made by the Bank pursuant to this Agreement.

-	“Advance Advice” means a written or electronic notice by the Bank, sent to the Borrower, the Borrower’s financial advisor at UBS Financial Services Inc. or any other party designated by the Borrower to receive the notice, confirming that a requested Advance will be a Fixed Rate Advance and specifying the amount, fixed rate of interest and Interest Period for the Fixed Rate Advance.

-	“Application” means the Credit Line Account Application and Agreement that the Borrower has completed and submitted to the Bank and into which this Agreement is incorporated by reference.

-	“Approved Amount” means the maximum principal amount of Advances that is permitted to be outstanding under the Credit Line at any time, as specified in writing by the Bank.

-	“Breakage Costs” and “Breakage Fee” have the meanings specified in Section 6(b).

-	“Business Day” means a day on which both of the Bank and UBS Financial Services Inc. are open for business. For notices and determinations of LIBOR, Business Day must also be a day for trading by and between banks in U.S. dollar deposits in the London interbank market.

-	“Collateral” has the meaning specified in Section 8(a).

-	“Collateral Account” means, individually and collectively, each account of the Borrower or Pledgor at UBS Financial Services Inc. or UBS International Inc., as applicable, that is either identified as a Collateral Account on the Application to which this Agreement is attached or subsequently identified as a Collateral Account by the Borrower or Pledgor, either directly or indirectly through the Borrower’s or Pledgor’s UBS Financial Services Inc. financial advisor, together with all successors to those identified accounts, irrespective of whether the successor account bears a different name or account number.

-	“Credit Line” has the meaning specified in Section 2(a).

-	“Credit Line Account” means each Fixed Rate Account and each Variable Rate Account of the Borrower that is established by the Bank in connection with this Agreement and either identified on the Application or subsequently identified as a Credit Line Account by the Bank by notice to the Borrower, together with all successors to those identified accounts, irrespective of whether any successor account bears a different name or account number.

-	“Credit Line Obligations” means, at any time of determination, the aggregate of the outstanding principal amounts of all Advances, together with all accrued but unpaid interest on the outstanding principal amounts, any and all fees or other charges payable in connection with the Advances and any costs of collection (including reasonable attorneys’ fees) and other amounts payable by the Borrower under this Agreement, and any and all other present or future obligations of the Borrower and the other respective Loan Parties under this Agreement and the related agreements, whether absolute or contingent, whether or not due or mature.

-	“Event” means any of the events listed in Section 10.

-	“Fixed Rate Advance” means any advance made under the Credit Line that accrues interest at a fixed rate.

-	“Guarantor” means any party who guaranties the payment and performance of the Credit Line Obligations.

-	“Guaranty Agreement” means an agreement pursuant to which a Guarantor agrees to guaranty payment of the Credit Line Obligations.

-	“Interest Period” means, for a Fixed Rate Advance, the number of days, weeks or months requested by the Borrower and confirmed in the Advance Advice relating to the Fixed Rate Advance, commencing on the date of (i) the extension of the Fixed Rate Advance or (ii) any renewal of the Fixed Rate Advance and, in each case, ending on the last day of the period. If the last day is not a Business Day, then the Interest Period will end on the immediately succeeding Business Day. If the last Business Day would fall in the next calendar month, the Interest Period will end on the immediately preceding Business Day. Each monthly or longer Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) will end on the last Business Day of the appropriate calendar month.

-	“Joint Borrower” has the meaning specified in Section 7(a).

-	“LIBOR” means, as of any date of determination:
(i)	for Variable Rate Advances, the prevailing London Interbank Offered Rate for deposits in U.S. dollars having a maturity of 30 days as published in The Wall Street Journal “Money Rates” Table on the date of the Advance; and

(ii)	for Fixed Rate Advances of one (1) year or less, the prevailing London Interbank Offered Rate for deposits in U.S. dollars having a maturity corresponding to the length of the Interest Period applicable to the Advance as quoted by the Bloomberg service at 4:00 a.m. Eastern Standard Time on the date of the Advance.
If the rate ceases to be regularly published by The Wall Street Journal or stated by the Bloomberg Service, as applicable, LIBOR will be determined by the Bank in its sole and absolute discretion. For any day that is not a Business Day, LIBOR will be the applicable LIBOR in effect immediately prior to that day.
-	“Loan Party” means each Borrower, Guarantor and Pledgor, each in their respective capacities under this Agreement or any related agreement.

-	“Person” means any natural person, company, corporation, firm, partnership, joint venture, limited liability company or limited liability partnership, association, organization or any other legal entity.

-	“Pledgor” means each Person who pledges to the Bank any Collateral to secure the Credit Line Obligations (or to secure the

HB Rev 07/08 HB LOAD SPEDOC UX E HB V102	6	©2008 UBS Bank USA. All rights reserved. Sign and date the application on page 5

Credit Line Agreement
obligations of any Guarantor with respect to the guaranty of the Credit Line Obligations). Pledgors will include (i) each Borrower who pledges Collateral to secure the Credit Line Obligations, (ii) each Guarantor who has pledged collateral to secure the Credit Line Obligations or its obligations under a Guaranty Agreement, (iii) any spouse of a Borrower who executes a spouse’s pledge and consent agreement with respect to a jointly held collateral account, (iv) any other joint account holder who executes a joint account holder pledge and consent agreement with respect to a jointly held collateral account, and (v) any other Person who executes a pledge agreement with respect to the Credit Line.

-	“Premier Credit Line” means any Credit Line with an Approved Amount equal to or greater than $250,000.

-	“Prime Credit Line” means any Credit Line with an Approved Amount less than $250,000.

-	“Prime Rate” means the floating “Prime Rate” as published in The Wall Street Journal “Money Rates” Table from time to time. The Prime Rate will change as and when the Prime Rate as published in The Wall Street Journal changes. In the event that The Wall Street Journal does not publish a Prime Rate, the Prime Rate will be the rate as determined by the Bank in its sole and absolute discretion.

-	“Securities Intermediary” has the meaning specified in Section 9.

-	“UBS Bank USA Fixed Funding Rate” means, as of any date of determination for Fixed Rate Advances of greater than one (1) year, an internally computed rate established from time-to-time by the Bank, in its sole discretion, based upon the LIBOR swap curve for a corresponding period as well as the Bank’s assessment of other lending rates charged in the financial markets.

-	“UBS Financial Services Inc.” means UBS Financial Services Inc. and its successors.

-	“UBS-I” means UBS International Inc. and its successors.

-	“Variable Rate Advance” means any advance made under the Credit Line that accrues interest at a variable rate.”
2)	Establishment of Credit Line; Termination
a)	Upon the effectiveness of this Agreement, the Bank establishes an UNCOMMITTED, DEMAND revolving line of credit (the “Credit Line”) in an amount up to the Approved Amount. The Bank may, from time to time upon request of the Borrower, without obligation and in its sole and absolute discretion, authorize and make one or more Advances to the Borrower. The Borrower acknowledges that the Bank has no obligation to make any Advances to the Borrower. The Bank may carry each Variable Rate Advance in a Variable Rate Account and may carry each Fixed Rate Advance in a Fixed Rate Account, but all Advances will constitute extensions of credit pursuant to a single Credit Line. The Approved Amount will be determined, and may be adjusted from time to time, by the Bank in its sole and absolute discretion.

b)	THE BORROWER AND EACH OTHER LOAN PARTY UNDERSTAND AND AGREE THAT THE BANK MAY DEMAND FULL OR PARTIAL PAYMENT OF THE CREDIT LINE OBLIGATIONS, AT ITS SOLE AND ABSOLUTE DISCRETION AND WITHOUT CAUSE, AT ANY TIME, AND THAT NEITHER FIXED RATE ADVANCES NOR VARIABLE RATE ADVANCES ARE EXTENDED FOR ANY SPECIFIC TERM OR DURATION.

c)	UNLESS DISCLOSED IN WRITING TO THE BANK AT THE TIME OF THE APPLICATION, AND APPROVED BY THE BANK, THE BORROWER AGREES NOT TO USE THE PROCEEDS OF ANY ADVANCE EITHER TO PURCHASE, CARRY OR TRADE IN SECURITIES OR TO REPAY ANY DEBT (I) USED TO PURCHASE, CARRY OR TRADE IN SECURITIES OR (II) TO ANY AFFILIATE OF THE BANK. THE BORROWER WILL BE DEEMED TO REPEAT THE AGREEMENT IN THIS SECTION 2(C) EACH TIME IT REQUESTS AN ADVANCE.

d)	Prior to the first Advance under the Credit Line, the Borrower must sign and deliver to the Bank a Federal Reserve Form U-1 and all other documentation as the Bank may require. The Borrower acknowledges that neither the Bank nor any of its affiliates has advised the Borrower in any manner regarding the purposes for which the Credit Line will be used.

e)	The Borrower consents and agrees that, in connection with establishing the Credit Line Account, approving any Advances to the Borrower or for any other purpose associated with the Credit Line, the Bank may obtain a consumer or other credit report from a credit reporting agency relating to the Borrower’s credit history. Upon request by the Borrower, the Bank will inform the Borrower: (i) whether or not a consumer or other credit report was requested; and (ii) if so, the name and address of the consumer or other credit reporting agency that furnished the report.

f)	The Borrower understands that the Bank will, directly or indirectly, pay a portion of the interest that it receives to the Borrower’s financial advisor at UBS Financial Services Inc. or one of its affiliates. To the extent permitted by applicable law, the Bank may also charge the Borrower fees for establishing and servicing the Credit Line Account.

g)	Following each month in which there is activity in the Borrower’s Credit Line Account in amounts greater than $1, the Borrower will receive an account statement showing the new balance, the amount of any new Advances, year to date interest charges, payments and other charges and credits that have been registered or posted to the Credit Line Account.

h)	Each of the Loan Parties understands and agrees that the Bank may, at any time, in its sole and absolute discretion, terminate and cancel the Credit Line regardless of whether or not an Event has occurred. In the event the Bank terminates and cancels the Credit Line the Credit Line Obligations shall be immediately due and payable in full. If the Credit Line Obligations are not paid in full, the Bank shall have the right, at its option, to exercise any or all of its remedies described in Section 10 of this Agreement.
3)	Terms of Advances
a)	Advances made under this Agreement will be available to the Borrower in the form, and pursuant to procedures, as are established from time to time by the Bank in its sole and absolute discretion. The Borrower and each Loan Party agree to promptly provide all documents, financial or other information in connection with any Advance as the Bank may request. Advances will be made by wire transfer of funds to an account as specified in writing by the Borrower or by any other method agreed upon by the Bank and the Borrower. The Borrower acknowledges and agrees that the Bank will not make any Advance to the Borrower unless the collateral maintenance requirements that are established by the Bank in its sole and absolute discretion have been satisfied.

b)	Each Advance made under a Premier Credit Line will be a Variable Rate Advance unless otherwise designated as a Fixed Rate Advance in an Advance Advice sent by the Bank to the Borrower. The Bank will not designate any Advance as a Fixed Rate Advance unless it has been requested to do so by the Borrower (acting directly or indirectly

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through the Borrower’s UBS Financial Services Inc. financial advisor or other agent designated by the Borrower and acceptable to the Bank). Each Advance Advice will be conclusive and binding upon the Borrower, absent manifest error, unless the Borrower otherwise notifies the Bank in writing no later than the close of business, New York time, on the third Business Day after the Advance Advice is received by the Borrower.

c)	Each Advance made under a Prime Credit Line will be a Variable Advance.

d)	Unless otherwise agreed by the Bank: (i) all Fixed Rate Advances must be in an amount of at least $100,000; and (ii) all Variable Rate Advances taken by wire transfer must be in an amount of at least $2,500. If the Borrower is a natural person, the initial Variable Rate Advance under the Credit Line must be in an amount equal to at least $25,001 (the “Initial Advance Requirement”). If the initial Advance requested by the Borrower is made in the form of a check drawn on the Credit Line that does not satisfy the Initial Advance Requirement, then, in addition to and not in limitation of the Bank’s rights, remedies, powers or privileges under this Agreement or applicable law, the Bank may, in its sole and absolute discretion:
(i)	pay the check drawn by the Borrower if, prior to paying that check, the Bank makes another Advance to the Borrower, which Advance shall be in an amount not less than $25,001; or

(ii)	pay the check drawn by the Borrower; or

(iii)	decline to pay (bounce) the check.
If the Bank elects option (ii), no interest shall accrue on the amount of the Advance made by paying the check, and the amount of that Advance shall be due and payable to the Bank immediately (with or without demand by the Bank).
4)	Interest
a)	Each Fixed Rate Advance will bear interest at a fixed rate and for the Interest Period each as specified in the related Advance Advice. The rate of interest payable on each Fixed Rate Advance will be determined by adding a percentage rate to (i) LIBOR, if the Fixed Rate Advance is for a period of one (1) year or less or (ii) the UBS Bank USA Fixed Funding Rate, if the Fixed Rate Advance is for a period of greater than one (1) year, as of the date that the fixed rate is determined.

b)	Each Variable Rate Advance under a Premier Credit Line will bear interest at a variable rate equal to LIBOR, adjusted daily, plus the percentage rate that (unless otherwise specified by the Bank in writing) is shown on Schedule I below for the Approved Amount of the Credit Line. For Premier Credit Lines, the rate of interest payable on Variable Rate Advances is subject to change without notice in accordance with fluctuations in LIBOR and in the Approved Amount. On each day that LIBOR changes or the Approved Amount crosses one of the thresholds that is indicated on Schedule I (or that is otherwise specified by the Bank in writing), the interest rate on all Variable Rate Advances will change accordingly.

c)	Each Variable Rate Advance under a Prime Credit Line will bear interest at a variable rate equal to the Prime Rate, adjusted daily, plus the percentage rate that (unless otherwise specified by the Bank in writing) is shown on the attached Schedule II and that corresponds to the aggregate principal amount outstanding under the Prime Credit Line on that day. For Prime Credit Lines, the rate of interest payable on Variable Rate Advances is subject to change without notice in accordance with fluctuations in the Prime Rate and in the aggregate amount outstanding under the Prime Credit Line. On each date that the Prime Rate changes or the aggregate principal amount outstanding under the Prime Credit Line crosses one of the thresholds that is indicated on Schedule II (or that is otherwise specified by the Bank in writing), the interest rate on all Variable Rate Advances will change accordingly.
5)	Payments
a)	Each Fixed Rate Advance will be due and payable in full ON DEMAND or, if not earlier demanded by the Bank, on the last day of the applicable Interest Period. Any Fixed Rate Advance as to which the Bank has not made a demand for payment and that is not paid in full or renewed, which renewal is in the sole and absolute discretion of the Bank, (pursuant to procedures as may be established by the Bank) as another Fixed Rate Advance on or before the last day of its Interest Period, will be automatically renewed on that date as a U.S. dollar denominated, Variable Rate Advance in an amount (based, in the case of any conversion of a non-U.S. dollar denominated Fixed Rate Advance, upon the applicable, spot currency exchange rate as of the maturity date, as determined by the Bank) equal to the unpaid principal balance of the Fixed Rate Advance plus any accrued but unpaid interest on the Fixed Rate Advance, which Variable Rate Advance will then accrue additional interest at a variable rate as provided in this Agreement.

b)	Each Variable Rate Advance will be due and payable ON DEMAND.

c)	The Borrower promises to pay the outstanding principal amount of each Advance, together with all accrued but unpaid interest on each Advance, any and all fees or other charges payable in connection with each Advance, on the date the principal amount becomes due (whether by reason of demand, the occurrence of a stated maturity date, by reason of acceleration or otherwise). The Borrower further promises to pay interest in respect of the unpaid principal balance of each Advance from the date the Advance is made until it is paid in full. All interest will be computed on the basis of the number of days elapsed and a 360-day year. Interest on each Advance will be payable in arrears as follows:
(i)	for Fixed Rate Advances — on the last day of the Interest Period (or if the Interest Period is longer than three months, on the last day of each three month period following the date of the Advance) and on each date that all or any portion of the principal amount of the Fixed Rate Advance becomes due or is paid; and

(ii)	for Variable Rate Advances — on the twenty-second day of each month other than December, and on the thirty-first day of December, and on each date that all or any portion of the principal amount of the Variable Rate Advance becomes due or is paid.

To the extent permitted by law, and without limiting any of the Bank’s other rights and remedies under the Agreement, interest charges on any Advance that are not paid when due will be treated as principal and will accrue interest at a variable rate from the date the payment of interest was due until it is repaid in full.
d)	All payments of principal, interest or other amounts payable under this Agreement will be made in immediately available funds and in the same currency in which the Advance was made, which unless otherwise agreed by the Bank, will be U.S. dollars. UBS Financial Services Inc. or UBS International Inc., as applicable, may act as collecting and servicing agent for the Bank for the Advances. All payments will be made by wire transfer of funds to an account specified by the Bank or by another method agreed upon by the Bank and the Borrower. Upon receipt of all payments, the Bank will credit the same to the Credit Line Account. The Bank shall apply

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the proceeds of any payments in the following order; first to any Breakage Costs, Breakage Fee, other fees, costs of collection and expenses, second to the outstanding principal amount of the related Advance and third to accrued interest.

e)	All payments must be made to the Bank free and clear of any and all present and future taxes (including withholding taxes), levies, imposts, duties, deductions, fees, liabilities and similar charges other than those imposed on the overall net income of the Bank. If so requested by the Bank, the Borrower will deliver to the Bank the original or a certified copy of each receipt evidencing payment of any taxes or, if no taxes are payable in respect of any payment under this Agreement, a certificate from each appropriate taxing authority, or an opinion of counsel in form and substance and from counsel acceptable to the Bank in its sole and absolute discretion, in either case stating that the payment is exempt from or not subject to taxes. If any taxes or other charges are required to be withheld or deducted from any amount payable by the Borrower under this Agreement, the amount payable will be increased to the amount which, after deduction from the increased amount of all taxes and other charges required to be withheld or deducted from the amount payable, will yield to the Bank the amount stated to be payable under this Agreement. If any of the taxes or charges are paid by the Bank, the Borrower will reimburse the Bank on demand for the payments, together with all interest and penalties that may be imposed by any governmental agency. None of the Bank, UBS Financial Services Inc., UBS-I or their respective employees has provided or will provide legal advice to the Borrower or any Loan Party regarding compliance with (or the implications of the Credit Line and the related guaranties and pledges under) the laws (including tax laws) of the jurisdiction of the Borrower or any Loan Party or any other jurisdiction. The Borrower and each Loan Party are and shall be solely responsible for, and the Bank shall have no responsibility for, the compliance by the Loan Parties with any and all reporting and other requirements arising under any applicable laws.

f)	In no event will the total interest and fees, if any, charged under this Agreement exceed the maximum interest rate or total fees permitted by law. In the event any excess interest or fees are collected, the same will be refunded or credited to the Borrower. If the amount of interest payable by the Borrower for any period is reduced pursuant to this Section 5(f), the amount of interest payable for each succeeding period will be increased to the maximum rate permitted by law until the amount of the reduction has been received by the Bank.
6)	Prepayments; Breakage Charges
a)	The Borrower may repay any Variable Rate Advance at any time, in whole or in part, without penalty.

b)	The Borrower may repay any Fixed Rate Advance, in whole or in part. The Borrower agrees to reimburse the Bank, immediately upon demand, for any loss or cost (“Breakage Costs”) that the Bank notifies the Borrower has been incurred by the Bank as a result of (i) any payment of the principal of a Fixed Rate Advance before the expiration of the Interest Period for the Fixed Rate Advance (whether voluntarily, as a result of acceleration, demand or otherwise), or (ii) the Customer’s failure to take any Fixed Rate Advance on the date agreed upon, including any loss or cost (including loss of profit or margin) connected with the Bank’s re-employment of the amount so prepaid or of those funds acquired by the Bank to fund the Advance not taken on the agreed upon date.

Breakage Costs will be calculated by determining the differential between the stated rate of interest (as determined in accordance with Section 4(a) of the Agreement) for the Fixed Rate Advance and prevailing LIBOR and multiplying the differential by the sum of the outstanding principal amount of the Fixed Rate Advance (or the principal amount of Fixed Rate Advance not taken by the Borrower) multiplied by the actual number of days remaining in the Interest Period for the Fixed Rate Advance (based upon a 360-day year). The Borrower also agrees to promptly pay to the Bank an administrative fee (“Breakage Fee”) in connection with any permitted or required prepayment. The Breakage Fee will be calculated by multiplying the outstanding principal amount of the Fixed Rate Advance (or the principal amount of Fixed Rate Advance not taken by the Borrower) by two basis points (0.02%) (with a minimum Breakage Fee of $100.00). Any written notice from the Bank as to the amount of the loss or cost will be conclusive absent manifest error.
7)	Joint Credit Line Account Agreement; Suspension and Cancellation
a)	If more than one Person is signing this Agreement as the “Borrower”, each party (a “Joint Borrower”) will be jointly and severally liable for the Credit Line Obligations, regardless of any change in business relations, divorce, legal separation, or other legal proceedings or in any agreement that may affect liabilities between the parties. Except as provided below for the reinstatement of a suspended or cancelled Credit Line, and unless otherwise agreed by the Bank in writing, the Bank may rely on, and each Joint Borrower will be responsible for, requests for Advances, directions, instructions and other information provided to the Bank by any Joint Borrower.

b)	Any Joint Borrower may request the Bank to suspend or cancel the Credit Line by sending the Bank a written notice of the request addressed to the Bank at the address shown on the Borrower’s periodic Credit Line Account statements. Any notice will become effective three Business Days after the date that the Bank receives it, and each Joint Borrower will continue to be responsible for paying: (i) the Credit Line Obligations as of the effective date of the notice, and (ii) all Advances that any Joint Borrower has requested but that have not yet become part of the Credit Line Obligations as of the effective date of the notice. No notice will release or in any other way affect the Bank’s interest in the Collateral. All subsequent requests to reinstate credit privileges must be signed by all Joint Borrowers comprising the Borrower, including the Joint Borrower requesting the suspension of credit privileges. Any reinstatement will be granted or denied in the sole and absolute discretion of the Bank.

c)	All Credit Line Obligations will become immediately due and payable in full as of the effective date of any suspension or cancellation of the Credit Line. The borrower will be responsible for the payment of all charges incurred on the Advances after the effective date. The Bank will not release any Loan Party from any of the obligations under this Agreement or any related agreement until the Credit Line Obligations have been paid in full and this Agreement has been terminated.
8)	Collateral; Grant of Security Interest; Set-off
a)	To secure payment or performance of the Credit Line Obligations, the Borrower assigns, transfers and pledges to the Bank, and grants to the Bank a first priority lien and security interest in the following assets and rights of the Borrower, wherever located and whether owned now or acquired or arising in the future: (i) each Collateral Account; (ii) any and all money, credit balances, certificated and uncertificated securities, security entitlements, commodity contracts, certificates of deposit, instruments, documents, partnership interests, general intangibles, financial assets and other investment property now or in the future credited to or carried, held or maintained in any Collateral Account; (iii) any and all over-the-counter options, futures, foreign exchange, swap or similar contracts between the Borrower and either UBS Financial Services Inc. or any of its affiliates; (iv) any and all accounts of the Borrower at the Bank or any of its affiliates; (v) any and all supporting obligations and other

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rights ancillary or attributable to, or arising in any way in connection with, any of the foregoing; and (vi) any and all interest, dividends, distributions and other proceeds of any of the foregoing, including proceeds of proceeds (collectively, the “Collateral”).

b)	The Borrower and if applicable, any Pledgor on the Collateral Account, will take all actions reasonably requested by the Bank to evidence, maintain and perfect the Bank’s first priority security interest in, and to enable the Bank to obtain control over, the Collateral and any additional collateral pledged by the Pledgors, including but not limited to making, executing, recording and delivering to the Bank (and authorizes the Bank to file, without the signature of the Borrower and any Pledgor where permitted by applicable law) financing statements and amendments thereto, control agreements, notices, assignments, listings, powers, consents and other documents regarding the Collateral and the Bank’s security interest in the Collateral in such jurisdiction and in a form as the Bank reasonably may require. Each Loan Party irrevocably authorizes and appoints each of the Bank and UBS Financial Services Inc., as collateral agent, to act as their agent and attorney-in-fact to file any documents or to execute any documents in their name, with or without designation of authority. Each Loan Party acknowledges that it will be obligated in respect of the documentation as if it had executed the documentation itself.

c)	The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees to maintain in a Collateral Account, at all times, Collateral having an aggregate lending value as specified by the Bank from time to time.

d)	The Bank’s sole duty for the custody, safe keeping and physical preservation of any Collateral in its possession will be to deal with the Collateral in the same manner as the Bank deals with similar property for its own account. The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that the Bank will have no responsibility to act on any notice of corporate actions or events provided to holders of securities or other investment property included in the Collateral. The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees to (i) notify the Bank promptly upon receipt of any communication to holders of the investment property disclosing or proposing any stock split, stock dividend, extraordinary cash dividend, spin-off or other corporate action or event as a result of which the Borrower or Pledgor would receive securities, cash (other than ordinary cash dividends) or other assets in respect of the investment property, and (ii) immediately upon receipt by the Borrower or Pledgor of any of these assets, cause them to be credited to a Collateral Account or deliver them to or as directed by the Bank as additional Collateral.

e)	The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that all principal, interest, dividends, distributions, premiums or other income and other payments received by the Bank or credited to the Collateral Account in respect of any Collateral may be held by the Bank as additional Collateral or applied by the Bank to the Credit Line Obligations. The Bank may create a security interest in any of the Collateral and may, at any time and at its option, transfer any securities or other investment property constituting Collateral to a securities account maintained in its name or cause any Collateral Account to be redesignated or renamed in the name of the Bank.

f)	The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that if a Collateral Account has margin features, the margin features will be removed by UBS Financial Services Inc. or UBS International Inc., as applicable, so long as there is no outstanding margin debit in the Collateral Account.

g)	If the Collateral Account permits cash withdrawals in the form of check writing, access card charges, bill payment and/ or electronic funds transfer services (for example, Resource Management Account®, Business Services Account BSA®, certain Basic Investment Accounts and certain accounts enrolled in UBS Financial Services Inc. Investment Consulting Services programs), the Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that the “Withdrawal Limit” for the Collateral Account, as described in the documentation governing the account will be reduced on an ongoing basis so that the aggregate lending value of the Collateral remaining in the Collateral Account following the withdrawal may not be less than the amount required pursuant to Section 8(c).

h)	In addition to the Bank’s security interest, the Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that the Bank will at all times have a right to set off any or all of the Credit Line Obligations at or after the time at which they become due, whether upon demand, at a stated maturity date, by acceleration or otherwise, against all securities, cash, deposits or other property in the possession of or at any time in any account maintained with the Bank or any of its affiliates by or for the benefit of the Borrower, whether carried individually or jointly with others. This right is in addition to, and not in limitation of, any right the Bank may have at law or otherwise.

i)	The Bank reserves the right to disapprove any Collateral and to require the Borrower at any time to deposit into the Borrower’s Collateral Account additional Collateral in the amount as the Bank requests or to substitute new or additional Collateral for any Collateral that has previously been deposited in the Collateral Account.
9)	Control

For the purpose of giving the Bank control over each Collateral Account and in order to perfect the Bank’s security interests in the Collateral, the Borrower and each Pledgor on the applicable Collateral Account consents to compliance by UBS Financial Services Inc., UBS-I or any other securities intermediary (in any case, the “Securities Intermediary”) maintaining a Collateral Account with entitlement orders and instructions from the Bank (or from any assignee or successor of the Bank) regarding the Collateral Account and any financial assets or other property held therein without the further consent of the Borrower or any other Pledgor on the applicable Collateral Account. Without limiting the foregoing, the Borrower and each Pledgor on the Collateral Account acknowledges, consents and agrees that, pursuant to a control agreement entered into between the Bank and the Securities Intermediary:
a)	The Securities Intermediary will comply with entitlement orders originated by the Bank regarding any Collateral Account without further consent from the Borrower or any Pledgor. The Securities Intermediary will treat all assets credited to a Collateral Account, including money and credit balances, as financial assets for purposes of Article 8 of the Uniform Commercial Code.

b)	In order to enable the Borrower and any Pledgor on the applicable Collateral Account to trade financial assets that are from time to time credited to a Collateral Account, the Securities Intermediary may comply with entitlement orders originated by the Borrower or any Pledgor on the applicable Collateral Account (or if so agreed by the Bank, by an investment adviser designated by the Borrower or any Pledgor on the applicable Collateral Account and acceptable to the Bank and the Securities Intermediary) regarding the Collateral Account, but only until the time that the Bank notifies the Securities Intermediary, that the Bank is asserting exclusive control over the Collateral Account. After the Securities Intermediary has received a notice of exclusive control and has had a reasonable opportunity to comply, it will no longer comply with entitlement orders originated by the Borrower or any Pledgor (or by any investment adviser designated by the Borrower or any Pledgor)

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concerning the Collateral Account. Notwithstanding the foregoing, however, and irrespective of whether it has received any notice of exclusive control, the Securities Intermediary will not comply with any entitlement order originated by the Borrower or any Pledgor (or by any investment adviser designated by the Borrower or any Pledgor) to withdraw any financial assets from a Collateral Account or to pay any money, free credit balance or other amount owing on a Collateral Account (other than cash withdrawals and payments not exceeding the “Withdrawal Limit” as contemplated in Section 8 (g)) without the prior consent of the Bank.
10)	Remedies
a)	If any of the following events (each, an “Event”) occurs:
(i)	the Borrower fails to pay any amount due under this Agreement;

(ii)	the Borrower and/or any other relevant Loan Party fails to maintain sufficient Collateral in a Collateral Account as required by the Bank or any Guarantor fails to maintain collateral as required by the Bank under its Guaranty Agreement;

(iii)	the Borrower or any other Loan Party breaches or fails to perform any other covenant, agreement, term or condition that is applicable to it under this Agreement or any related agreement, or any representation or other statement of the Borrower (or any Loan Party) in this Agreement or in any related agreement is incorrect in any material respect when made or deemed made;

(iv)	the Borrower or any other Loan Party dies or is declared (by appropriate authority) incompetent or of unsound mind or is indicted or convicted of any crime or, if not an individual, ceases to exist;

(v)	any voluntary or involuntary proceeding for bankruptcy, reorganization, dissolution or liquidation or similar action is commenced by or against the Borrower or any other Loan Party, or a trustee in bankruptcy, receiver, conservator or rehabilitator is appointed, or an assignment for the benefit of creditors is made, with respect to the Borrower or any other Loan Party or its property;

(vi)	the Borrower or any Loan Party is insolvent, unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all or any part of its indebtedness, which it would or might otherwise be unable to pay when due, or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors;

(vii)	a Collateral Account (or any account in which collateral provided by a Loan Party is maintained) or any portion thereof is terminated, attached or subjected to a levy;

(viii)	the Borrower or any Loan Party fails to provide promptly all financial and other information as the Bank may request from time to time;

(ix)	any indebtedness of the Borrower or any other Loan Party in respect of borrowed money (including indebtedness guarantied by the Borrower or any other Loan Party) or in respect of any swap, forward, cap, floor, collar, option or other derivative transaction, repurchase or similar transaction or any combination of these transactions is not paid when due, or any event or condition causes the indebtedness to become, or permits the holder to declare the indebtedness to be, due and payable prior to its stated maturity;

(x)	final judgment for the payment of money is rendered against Borrower (or any Loan Party) and, within thirty days from the entry of judgment, has not been discharged or stayed pending appeal or has not been discharged within thirty days from the entry of a final order of affirmance on appeal;

(xi)	any legal proceeding is instituted or any other event occurs or condition exists that in the Bank’s judgment calls into question (A) the validity or binding effect of this Agreement or any related agreement or any of the Borrower’s (or any other Loan Party’s) obligations under this Agreement or under any related agreement or (B) the ability of the Borrower (or any Loan Party) to perform its obligations under this Agreement, or under any related agreement; or

(xii)	the Bank otherwise deems itself or its security interest in the Collateral insecure or the Bank believes in good faith that the prospect of payment or other performance by any Loan Party is impaired.
then, the Credit Line Obligations will become immediately due and payable (without demand) and the Bank may, in its sole and absolute discretion, liquidate, withdraw or sell all or any part of the Collateral and apply the same, as well as the proceeds of any liquidation or sale, to any amounts owed to the Bank, including any applicable Breakage Costs and Breakage Fee. The Bank will not be liable to any Loan Party in any way for any adverse consequences (for tax effect or otherwise) resulting from the liquidation of appreciated Collateral. Without limiting the generality of the foregoing, the sale may be made in the Bank’s sole and absolute discretion by public sale on any exchange or market where business is then usually transacted or by private sale, and the Bank may be the purchaser at any public or private sale. Any Collateral that may decline speedily in value or that customarily is sold on a recognized exchange or market may be sold without providing any Loan Party with prior notice of the sale. Each Loan Party agrees that, for all other Collateral, two calendar days notice to the Loan Party, sent to its last address shown in the Bank’s account records, will be deemed reasonable notice of the time and place of any public sale or time after which any private sale or other disposition of the Collateral may occur. Any amounts due and not paid on any Advance following an Event will bear interest from the day following the Event until fully paid at a rate per annum equal to the interest rate applicable to the Advance immediately prior to the Event plus 2.00%. In addition to the Bank’s rights under this Agreement, the Bank will have the right to exercise any one or more of the rights and remedies of a secured creditor under the Utah Uniform Commercial Code, as then in effect, or under any other applicable law.
b)	Nothing contained in this Section 10 will limit the right of the Bank to demand full or partial payment of the Credit Line Obligations, in its sole and absolute discretion and without cause, at any time, whether or not an Event has occurred and is continuing.

c)	All rights and remedies of the Bank under this Agreement are cumulative and are in addition to all other rights and remedies that the Bank may have at law or equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of any amount due under this Agreement.

d)	Any non-exercise of rights, remedies and powers by the Bank under this Agreement and the other documents delivered in connection with this Agreement shall not be construed as a waiver of any rights, remedies and powers. The Bank fully reserves its rights to invoke

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any of its rights, remedies and powers at any time it may deem appropriate.
11)	Representations, Warranties and Covenants by the Loan Parties

Each Borrower and each other Loan Party (if applicable) makes the following representations, warranties and covenants (and each Borrower will be deemed to have repeated each representation and warranty each time a Borrower requests an Advance) to the Bank:
a)	Except for the Bank’s rights under this Agreement and the rights of the Securities Intermediary under any account agreement, the Borrower and each relevant Pledgor owns the Collateral, free of any interest, lien or security interest in favor of any third party and free of any impediment to transfer;

b)	Each Loan Party: (i) if a natural Person, is of the age of majority; (ii) is authorized to execute and deliver this Agreement and to perform its obligations under this Agreement and any related agreement; (iii) is not an employee benefit plan, as that term is defined by the Employee Retirement Income Security Act of 1974, or an Individual Retirement Credit Line Account (and none of the Collateral is an asset of a plan or account); and (iv) unless the Loan Party advises the Bank to the contrary, in writing, and provides the Bank with a letter of approval, where required, from its employer, is not an employee or member of any exchange or of any corporation or firm engaged in the business of dealing, either as a broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper;

c)	Neither the Borrower nor any Pledgor on the Collateral Account has pledged or will pledge the Collateral or grant a security interest in the Collateral to any party other than the Bank or the Securities Intermediary, or has permitted or will permit the Collateral to become subject to any liens or encumbrances (other than those of the Bank and the Securities Intermediary), during the term of this Agreement;

d)	No Loan Party is in default under any material contract, judgment, decree or order to which it is a party or by which it or its properties may be bound;

e)	Each Loan Party has duly filed all tax and information returns required to be filed and has paid all taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being contested in good faith and are adequately reserved against in accordance with GAAP.

f)	The Borrower and each relevant Pledgor (i) is and at all times will continue to be the legal and beneficial owner of all assets held in or credited to any Collateral Account or otherwise included in the Collateral, and (ii) does not hold any assets held in or credited to any Collateral Account or otherwise included in the Collateral in trust or subject to any contractual or other restrictions on use that would prevent the use of such assets to (a) repay the Bank or (b) be pledged as Collateral in favor of the Bank.

The provisions of this Section 11 will survive the termination of this Agreement or any related agreement and the repayment of the Credit Line Obligations.
12)	Indemnification; Limitation on Liability of the Bank and the Securities Intermediary

Borrower agrees to indemnify and hold harmless the Bank and the Securities Intermediary, their affiliates and their respective directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, for example, any and all court costs and reasonable attorneys fees, in any way relating to or arising out of or in connection with this Agreement, except to the extent caused by the Bank’s or Securities Intermediary’s breach of its obligations under this Agreement. Neither the Bank nor the Securities Intermediary will be liable to any party for any consequential damages arising out of any act or omission by either of them with respect to this Agreement or any Advance or Collateral Account. The provisions of this Section 12 will survive the termination of this Agreement or any related agreement and the repayment of the Credit Line Obligations.
13)	Acceptance of Application and Agreement; Applicable Law
THIS APPLICATION AND AGREEMENT WILL BE RECEIVED AND ACCEPTED BY BANK IN THE STATE OF UTAH, OR IF THIS APPLICATION AND AGREEMENT IS DELIVERED TO BANK’S AGENT, UBS FINANCIAL SERVICES INC., IT WILL BE RECEIVED AND ACCEPTED WHEN RECEIVED BY UBS FINANCIAL SERVICES INC.’S UNDERWRITING DEPARTMENT. DELIVERY OF THE APPLICATION AND AGREEMENT TO THE BORROWER’S FINANCIAL ADVISOR AT UBS FINANCIAL SERVICES INC. WILL NOT BE CONSIDERED RECEIPT OR ACCEPTANCE BY BANK. ALL DECISIONS MADE BY BANK REGARDING THE CREDIT LINE WILL BE MADE IN UTAH.

THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF UTAH AND, IN CONNECTION WITH THE CHOICE OF LAW GOVERNING INTEREST, THE FEDERAL LAWS OF THE UNITED STATES, EXCEPT THAT WITH RESPECT TO THE COLLATERAL ACCOUNT AND THE BANK’S SECURITY INTEREST THEREIN, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, THE NEW YORK UNIFORM COMMERCIAL CODE, AND FOR PURPOSES OF THIS AGREEMENT, THE COLLATERAL ACCOUNT AND THE BANK’S SECURITY INTEREST THEREIN, THE JURISDICTION OF UBS FINANCIAL SERVICES INC. AND UBS-I SHALL BE DEEMED TO BE THE STATE OF NEW YORK.
14)	Assignment
This Agreement may not be assigned by the Borrower without the prior written consent of the Bank. This Agreement will be binding upon and inure to the benefit of the heirs, successors and permitted assigns of the Borrower. The Bank may assign this Agreement, and this Agreement will inure to the benefit of the Bank’s successors and assigns.
15)	Amendment
This Agreement may be amended only by the Bank, including, but not limited to, (i) the addition or deletion of any provision of this Agreement and (ii) the amendment of the (x) “Spread Over LIBOR/UBS Bank USA Fixed Funding Rate” in Schedule I or (y) “Spread Over Prime” in Schedule II to this Agreement, at any time by sending written notice, signed by an authorized officer of the Bank, of an amendment to the Borrower. The amendment shall be effective as of the date established by the Bank. This Agreement may not be amended orally. The Borrower or the Bank may waive compliance with any provision of this Agreement, but any waiver must be in writing and will not be deemed to be a waiver of any other provision of this Agreement. The provisions of this Agreement constitute the entire agreement between the Bank and the Borrower with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, proposals, understandings and representations, written or oral, between the parties with respect to the subject matter hereof.
16)	Severability
If any provision of this Agreement is held to be invalid, illegal, void or unenforceable, by reason of any law, rule, administrative order or judicial

HB Rev 07/08 HB LOAD SPEDOC UX E HB V102	12	©2008 UBS Bank USA. All rights reserved.
Sign and date the application on page 5

Credit Line Agreement
or arbitral decision, the determination will not affect the validity of the remaining provisions of this Agreement.

17)	Choice of Forum; Waiver of Jury Trial
a)	ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT REGARDING THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE THIRD JUDICIAL DISTRICT COURT FOR THE STATE OF UTAH OR IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF UTAH. EACH OF THE LOAN PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE THIRD JUDICIAL DISTRICT COURT FOR THE STATE OF UTAH AND OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF UTAH FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE LOAN PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE NOW OR IN THE FUTURE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

b)	EACH OF THE LOAN PARTIES (FOR ITSELF, ANYONE CLAIMING THROUGH IT OR IN ITS NAME, AND ON BEHALF OF ITS EQUITY HOLDERS) IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY REGARDING ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

c)	Any arbitration proceeding between the Borrower (or any other Loan Party) and the Securities Intermediary, regardless of whether or not based on circumstances related to any court proceedings between the Bank and the Borrower (or the other Loan Party), will not provide a basis for any stay of the court proceedings.

d)	Nothing in this Section 17 will be deemed to alter any agreement to arbitrate any controversies which may arise between the Borrower (or any other Loan Party) and UBS Financial Services Inc. or its predecessors, and any claims between the Borrower or the Loan Party, as applicable, and UBS Financial Services Inc. or its employees (whether or not they have acted as agents of the Bank) will be arbitrated as provided in any agreement between the Borrower or the Loan Party, as applicable, and UBS Financial Services Inc.
18)	State Specific Provisions and Disclosures
a)	For residents of Ohio:

The Ohio laws against discrimination require that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio civil rights commission administers compliance with this law.

b)	For residents of Oregon:

NOTICE TO BORROWER: DO NOT SIGN THIS AGREEMENT BEFORE YOU READ IT. THIS AGREEMENT PROVIDES FOR THE PAYMENT OF A PENALTY IF YOU WISH TO REPAY A FIXED RATE ADVANCE PRIOR TO THE DATE PROVIDED FOR REPAYMENT IN THE AGREEMENT

c)	For residents of Vermont:

NOTICE TO BORROWER: THE ADVANCES MADE UNDER THIS AGREEMENT ARE DEMAND LOANS AND SO MAY BE COLLECTED BY THE LENDER AT ANY TIME. A NEW LOAN MUTUALLY AGREED UPON AND SUBSEQUENTLY ISSUED MAY CARRY A HIGHER OR LOWER RATE OF INTEREST.

NOTICE TO JOINT BORROWER: YOUR SIGNATURE ON THE AGREEMENT MEANS THAT YOU ARE EQUALLY LIABLE FOR REPAYMENT OF THIS LOAN. IF THE BORROWER DOES NOT PAY, THE LENDER HAS A LEGAL RIGHT TO COLLECT FROM YOU.

d)	For residents of California:
(i)	Any person, whether married, unmarried, or separated, may apply for separate credit.

(ii)	As required by law, you are notified that a negative credit report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of your credit obligations.

(iii)	The Borrower will notify the Bank, within a reasonable time, of any change in the Borrower’s name, address, or employment.

(iv)	The Borrower will not attempt to obtain any Advance if the Borrower knows that the Borrower’s credit privileges under the Credit Line have been terminated or suspended.

(v)	The Borrower will notify the Bank by telephone, telegraph, letter, or any other reasonable means that an unauthorized use of the Credit Line has occurred or may occur as the result of the loss or theft of a credit card or other instrument identifying the Credit Line, within a reasonable time after the Borrower’s discovery of the loss or theft, and will reasonably assist the Bank in determining the facts and circumstances relating to any unauthorized use of the Credit Line.
19)	Account Agreement

Each Loan Party acknowledges and agrees that this Agreement supplements their account agreement(s) with the Securities Intermediary relating to the Collateral Account and, if applicable, any related account management agreement(s) between the Loan Party and the Securities Intermediary. In the event of a conflict between the terms of this Agreement and any other agreement between the Loan Party and the Securities Intermediary, the terms of this Agreement will prevail.

20)	Notices

Unless otherwise required by law, all notices to a Loan Party may be oral or in writing, in the Bank’s discretion, and if in writing, delivered or mailed by the United States mail, or by overnight carrier or by telecopy to the address of the Loan Party shown on the records of the Bank. Each Loan Party agrees to send notices to the Bank, in writing, at such address as provided by the Bank from time to time.

HB Rev 07/08 HB LOAD SPEDOC UX E HB V102	13	©2008 UBS Bank USA. All rights reserved.
Sign and date the application on page 5

Credit Line Agreement
Schedule I to UBS Bank USA Credit Line Agreement
Schedule of Percentage Spreads Over LIBOR or the UBS Bank USA Fixed

Funding Rate, as applicable	Spread Over LIBOR/UBS Bank
Aggregate Approved Amount	USA Fixed Funding Rate

$250,000 to $499,999	2.750%
$500,000 to $999,999	1.750%
$1,000,000 to $4,999,999	1.500%
$5,000,000 and over	1.250%

Schedule II to UBS Bank USA Credit Line Agreement Schedule of Percentage Spreads Over Prime
Outstanding Amount under Credit Line	Spread Over Prime

$0 to $24,999	3.125%
$25,000 to $49,999	2.625%
$50,000 to $74,999	2.125%
$75,000 to $99,999	1.625%
$100,000 to $249,999	1.375%
NOTICE TO CO-SIGNER (Traduccion en Ingles Se Requiere Por La Ley)
You are being asked to guarantee this debt. Think carefully before you do. If the borrower doesn’t pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
You may have to pay to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.
The creditor can collect this debt from you without first trying to collect from the borrower. The creditor can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of your credit record.
This notice is not the contract that makes you liable for the debt.
AVISO PARA EL FIADOR (Spanish Translation Required By Law)
Se le esta pidiendo que garantice esta deuda. Pienselo con cuidado antes de ponerse de acuerdo. Si la persona que ha pedido este prestamo no paga la deuda, usted tendra que pagarla. Este seguro de que usted podra pagar si sea obligado a pagarla y de que usted desea aceptar la responsabilidad.
Si la persona que ha pedido el prestamo no paga la deuda, es posible que usted tenga que pagar la suma total de la deuda, mas los cargos por tardarse en el pago o el costo de cobranza, lo cual aumenta el total de esta suma.
El acreedor (financiero) puede cobrarle a usted sin, primeramente, tratar de cobrarle al deudor. Los mismos metodos de cobranza que pueden usarse contra el deudor, podran usarse contra usted, tales como presentar una demanda en corte, quitar parte de su sueldo, etc. Si alguna vez no se cumpla con la obligacion de pagar esta deuda, se puede incluir esa informacion en la historia de credito de usted.
Este aviso no es el contrato mismo en que se le echa a usted la responsabilidad de la deuda.

HB Rev 07/08 HB LOAD SPEDOC UX E HB V102	14	©2008 UBS Bank USA. All rights reserved.
Sign and date the application on page 5

Re: Account Number CP 14862 (the “Account”)
ADDENDUM TO CREDIT LINE AGREEMENT
The attached “Credit Line Agreement” sets forth certain terms related to the extension of credit by UBS Bank USA (the “Bank”) with respect to certain assets held through the above-referenced discretionary corporate cash management Account with UBS Financial Services Inc. (the “Firm”). The party signing this Addendum as Client where indicated below (the “Client”) understands and agrees that, notwithstanding anything to the contrary contained in either the Credit Line Agreement (including, without limitation, Section 19 of the Credit Line Agreement) or the existing Corporate Cash Management Account Agreement applicable to the Account (the “Account Agreement”), the terms of the Credit Line Agreement supplement, but do not replace, the existing Account Agreement as follows: (i) the terms of the Credit Line Agreement (as amended from time to time in accordance with its terms) shall govern with respect to any matters, issues or disputes related directly to, or arising directly from, the extension of credit and/or the status of Client as borrower and the Bank as lender pursuant to the Credit Line Agreement (e.g., matters relating to the loan account(s) established at the Bank pursuant to the Credit Line Agreement, the terms of any borrowing or extension of credit under the Credit Line Agreement, and/or the indemnification of the Bank as a lender); and (ii) the terms of the Account Agreement (as amended from time to time in accordance with its terms) shall govern with respect to all other matters (e.g., matters relating to the Account established at the Firm pursuant to the Account Agreement, the Firm’s trading authority and activities and/or the indemnification of the Firm for the services it provides under the Account Agreement).
Without limiting the generality of the foregoing, Client further understands and agrees that:
(A)	The Account remains a discretionary account, as described in Section 5 of the Account Agreement, and the Firm will continue to exercise investment discretion over the assets in the Account as provided in the Account Agreement.

(B)	If applicable, Client may continue to receive Financial Advisor Reports with respect to the Account, as described in Section 8 of the Account Agreement, and Client’s receipt of such reports remains subject to the provisions of Section 8 of the Account Agreement.

(C)	Solely with respect to disputes arising out of the extension of credit and/or the status of Client as borrower and the Bank as lender pursuant to the Credit Line Agreement, the choice of law provisions of Section 13 of the Credit Line Agreement and the dispute resolution provisions of Section 17 of the Credit Line Agreement shall govern. With respect to any other disputes relating to the Account, the choice of law provisions of Section 14 of the Account Agreement and the dispute resolution provisions of Section 15 of the Account Agreement shall continue to govern.
[Remainder of page intentionally left blank]
[Signature page follows]

Acknowledged and agreed this            day of                                                              ,

Client’s Name:	Cytokinetics, Incorporated

By:

Name:

Title:

UBS Bank USA
KU
ADDENDUM TO CREDIT LINE ACCOUNT APPLICATION AND
AGREEMENT

Credit Line Account		Account Number
Cytokinetics, Inc.	5V	62006	CP

Collateral Account		Account Number
Cytokinetics, Inc.	CP	14862	CPW4
This Addendum (this “Addendum”) is attached to, incorporated by reference into and is fully a part of the Credit Line Account Application and Agreement between UBS Bank USA (the “Bank”) and the borrower named in the signature area below (the “Borrower”), dated as of the date hereof (as amended or otherwise modified from time to time, the “Agreement”). This Addendum and the Agreement shall not become effective and binding upon the Bank until this Addendum has been executed by the Borrower and accepted by the Bank at its home office. Any conflict between the terms of the Agreement and this Addendum shall be resolved in accordance with the terms of this Addendum. Defined terms used herein to have the respective meanings set forth in the Agreement unless otherwise defined in this Addendum.
A.	The Bank, UBS Financial Services Inc. and the Borrower each acknowledge and agree that:
Definitions
1.	The Agreement is amended by adding the following definitions in Section 1:
“•	“Additional Payments” has the meaning specified in Section 5 g).

•	“ARS Collateral” means any and all Collateral consisting of Auction Rate Securities.

•	“ARS Payments” has the meaning specified in Section 5 g).

•	“Auction Rate Securities” means any and all securities determined by the Bank, in its sole and absolute discretion, as being commonly referred to as “Auction Rate Securities,” which, for greater certainty, include, without limitation, debt securities on which the interest rate payable is periodically re-set by an auction process and/or equity securities on which any dividend payable is periodically re-set by an auction process.

•	“Taxable SLARC Maximum Auction Rate” means the applicable “reset rate,” “maximum auction rate” or other similar rate as may be specified in the prospectus or other documentation governing any applicable Taxable Student Loan Auction Rate Securities as representing the failed auction rate or similar rate payable on such Auction Rate Securities, in each case expressed as a per-annum rate and as calculated in the Bank’s sole and absolute discretion.

•	“Taxable Student Loan Auction Rate Securities” means any and all Auction Rate Securities Collateral consisting of securities determined by the Bank, in its sole and absolute discretion, as being commonly referred to as “Student Loan Auction Rate Securities” and on which the interest or dividend rate paid or payable to the Borrower by the issuer of such securities is taxable to the Borrower.”
Terms of Advances
2.	The Agreement is amended by adding the following as Section 3 e):

“The Borrower acknowledges that the Bank will not make an Advance against the ARS Collateral in amounts equal to the fair market or par value of the ARS Collateral unless the Borrower arranges for another person or entity to provide additional collateral or assurances on terms and conditions satisfactory to the Bank. In requesting an Approved Amount equal to the par value of the ARS Collateral, the Borrower has arranged for UBS Financial Services Inc. to provide, directly or through a third party, the pledge of additional collateral and/or assurances to the Bank so that the Bank will consider making Advances from time to time in accordance with the terms of this Agreement and in amounts equal to, in the aggregate, the par value of the ARS Collateral at the date of an Advance. In addition, the Borrower, the Bank and UBS Financial Services Inc. acknowledge and agree that if (a) the Bank is repaid all of the Credit Line Obligations due to the Bank under the Agreement and this Addendum and (b) as part of such repayment, the Bank realizes on the additional collateral and/or assurances pledged or otherwise provided by UBS Financial Services and/or any such third party to the Bank, then the Agreement shall not terminate and the Bank shall automatically assign to UBS Financial Services Inc. and any such third party, and UBS Financial Services Inc. and any such third party shall automatically assume and be subrogated to, all of the Bank’s rights, claims and interest in and under the Agreement and this Addendum, including without limitation, the security interest in the Collateral, including without limitation the ARS Collateral, granted the Bank under the Agreement and this Addendum (further including, without limitation, interest, dividends, distributions, premiums, other income and payments received in respect of any and all such Collateral) to the extent of the amount that the Bank has realized on all or any part of the additional collateral and/or assurances pledged or otherwise provided by UBS Financial Services and/or any such third party to the Bank in order to effect the repayment of the Credit Line Obligations due to the Bank under the Agreement. Upon such automatic assignment and subrogation, UBS Financial Services Inc. and any such third party shall be entitled to directly exercise any and all rights and remedies afforded the Bank under the Agreement, this Addendum and any and all other documents and agreements entered into in connection with the Agreement and/or this Addendum.”

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Credit Line Account Number 5V 62006 CP
Interest
3.	The Agreement is amended by adding the following as a new Section 4 d), Section 4 e) and Section 4 f):
“d)	Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of Sections 4 e) and f) of this Agreement, the interest rate charged on any and all outstanding Variable Rate Advances shall be the lesser of (i) the amount prescribed by Sections 4 a), b), or c) of this Agreement, as applicable, and (ii) the then applicable weighted average rate of interest or dividend rate paid to the Borrower by the issuer of the ARS Collateral.

e)	The Bank and the Borrower acknowledge and agree that the Bank shall be entitled to determine or adjust, at any time and from time to time, the interest rate payable by the Borrower to the Bank on all or any part of the outstanding Variable Rate Advances to reflect any changes in the composition of the ARS Collateral, to address any inability to determine interest rates, or for any other reason that, in the Bank’s sole and absolute discretion, is necessary to give effect to the intent of the provisions of this Agreement, including, without limitation, this Section 4 (it being acknowledged and agreed that the provisions of this Section 4 are intended to cause the interest payable by the Borrower under this Agreement to equal the interest or dividend rate payable to the Borrower by the issuer of any ARS Collateral) and any and all such adjustments by the Bank hereunder shall be conclusive and binding on the Bank and the Borrower absent manifest error.

f)	If and to the extent that any or all of the ARS Collateral consists of Taxable Student Loan Auction Rate Securities, then notwithstanding anything to the contrary in this Agreement, when calculating such weighted average interest rate, the interest rate paid to the Borrower with respect to such Taxable Student Loan Auction Rate Securities shall be deemed to be equal to (i) for the period from the date of this Addendum through and including January 21, 2009, the applicable coupon rate(s) and (ii) from January 22, 2009 and thereafter, the then applicable Taxable SLARC Maximum Auction Rate, for, and to the extent of, such Taxable Student Loan Auction Rate Securities. The Borrower will be charged interest on the Loan in months in which the Borrower does not receive interest on the Taxable Student Loan Auction Rate Securities.”
Payments
4.	The Agreement is amended by adding the following as Section 5 g):

“The Borrower will make additional payments (“Additional Payments”) as follows:
•	The proceeds of any liquidation, redemption, sale or other disposition of all or part of the ARS Collateral will be automatically transferred to the Bank as payments. The amount of these payments will be determined by the proceeds received in the Collateral Account, and may be as much as the total Credit Line Obligations.

•	All other interest, dividends, distributions, premiums, other income and payments that are received in the Collateral Account in respect of any ARS Collateral will be automatically transferred to the Bank as payments. These are referred to as “ARS Payments.” The amount of each ARS Payment will vary, based on the proceeds received in the Collateral Account. The Bank estimates that the ARS Payments will range from zero to fifteen ($15.00) dollars per month per $1,000 in par value of Pledged ARS. The Bank will notify the Borrower at least ten (10) days in advance of any ARS Payment that falls outside of this range. If the Borrower would prefer to have advance notice of each payment to be made to Advances, the Borrower may cancel ARS Payments as described below.

•	The Borrower agrees that any cash, check or other deposit (other than a deposit of securities) made to the Collateral Account is an individual authorization to have such amount transferred to the Bank as a payment. The amount of each payment is the amount of the deposit.
Each Additional Payment will be applied, as of the date received by the Bank, in the manner set forth in the last sentence of Section 5 d). The Borrower acknowledges that neither the Bank nor UBS Financial Services Inc. sets or arranges for any schedule of Additional Payments. Instead, Additional Payments will be transferred automatically from the Collateral Account whenever amounts are received in the Collateral Account, generally on the second Business Day after receipt.
The Borrower may elect to stop ARS Payments at any time, and this election will cancel all ARS Payments that would occur three (3) Business Days or more after the Bank receives such notice. If the Borrower stops ARS Payments, the Borrower will continue to be obligated to pay principal, interest, and other amounts pursuant to the Agreement. If the Borrower elects to cancel ARS Payments, all other Additional Payments will be cancelled. Cancelling ARS Payments and Additional Payments may result in higher interest charges by the Bank because amounts received in the Collateral Account will not be automatically transferred and credited. Any amounts received in the Collateral Account will remain in the Collateral Account unless the Bank permits you to withdraw all or part of such amounts. Your notice to cancel must be sent to: Attention: Head of Credit Risk Monitoring, UBS Bank USA, 299 South Main Street, Suite 2275, Salt Lake City, Utah 84111, or call (801)
741-0310.
Important Disclosure About Required Payments. If Additional Payments are sufficient to pay all accrued interest on Advances on or before a due date, then the Borrower need not make an additional interest payment. Excess Additional Payments will be applied against principal. However, if Additional Payments are not sufficient to pay all accrued interest on Advances on or before a due date, then the Bank may, in its sole discretion (1) capitalize unpaid interest as an additional Advance, or (2) require the Borrower to make payment of all accrued and unpaid interest.”
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Credit Line Account Number 5V 62006 CP
Remedies
5.	The Agreement is amended by adding the following as Section 10 e):
“The Borrower agrees that in the event the Bank determines to liquidate or sell any Collateral, the Bank shall, to the fullest extent permitted by applicable law, have the right to do so in any manner, including, without limitation, the sale of Collateral individually or in a block, for cash or for credit, in a public or private sale, with or without public notice, through the use of sealed bids or otherwise, with the aid of any advisor or agent who may be an affiliate of the Bank or in any other manner as the Bank in its sole discretion shall choose. The Borrower acknowledges that the price the Bank obtains for Collateral in the Bank’s chosen method of sale may be lower than might be otherwise obtained in another method of sale, and the Borrower hereby agrees that any such sale shall not be considered to be not commercially reasonable solely because of such lower price. The Borrower understands that there may not be a liquid market for the Collateral and that, as a result, the price received for the Collateral upon liquidation or sale by the Bank may be substantially less than the Borrower paid for such Collateral or than the last market value available for it, if any. The Borrower further agrees that any sale by the Bank shall not be considered to be not commercially reasonable solely because there are few (including only one) or no third parties who submit bids or otherwise offer to buy the Collateral. The Borrower understands that the Bank’s sale of any of the Collateral may be subject to various state and federal property and/or securities laws and regulations, and that compliance with such laws and regulations may result in delays and/or a lower price being obtained for the Collateral. The Borrower agrees that the Bank shall have the right to restrict any prospective purchasers to those who, in the Bank’s sole discretion, the Bank deems to be qualified. The Borrower acknowledges that the Bank shall have sole authority to determine, without limitation, the time, place, method of advertisement and manner of sale and that the Bank may delay or adjourn any such sale in its sole discretion. The Borrower expressly authorizes the Bank to take any action with respect to the Collateral as the Bank deems necessary or advisable to facilitate any liquidation or sale, and the Borrower agrees that the Bank shall not be held liable for taking or failing to take any such action, regardless if a greater price may have been obtained for the Collateral if such action was or was not taken, as applicable. The Borrower hereby waives, to the fullest extent permitted by law, any legal right of appraisal, notice, valuation, stay, extension, moratorium or redemption that the Borrower would otherwise have with respect to a sale of the Collateral.”
Representations, Warranties and Covenants by the Loan Parties
6.	The Agreement is amended by adding the following as Section 11 g):
“g)	If at any time there are Credit Line Obligations outstanding under the Credit Line, then in connection with any ARS Collateral, if at any time any such ARS Collateral may be sold, exchanged, redeemed, transferred or otherwise conveyed by the Borrower for gross proceeds that are, in the aggregate, not less than the par value of such Auction Rate Securities to any party, including, without limitation, to UBS Financial Services Inc. and/or any of its affiliates (any such sale, exchange, redemption, transfer or conveyance referred to herein as an “ARS Liquidation”), the Borrower agrees (i) to immediately effect such ARS Liquidation to the extent necessary to satisfy all Credit Line Obligations in full and (ii) that the proceeds of any such ARS Liquidation so effected shall be immediately and automatically used to pay down any and all such outstanding Credit Line Obligations to the extent of such proceeds. The Borrower hereby acknowledges and agrees with the Bank and directs UBS Financial Services Inc. that to the extent permitted by applicable law, this Section 11 g) shall constitute an irrevocable instruction, direction and standing sell order to UBS Financial Services Inc. to effect an ARS Liquidation to the extent it is possible to do so at any time during the term of this Agreement. The Borrower further agrees with the Bank and UBS Financial Services Inc. to execute and deliver to the Bank and/or UBS Financial Services Inc. such further documents and agreements as may be necessary in the sole and absolute discretion of the Bank and/or UBS Financial Services Inc. to effect the foregoing irrevocable instruction, direction and standing sell order.”
Waivers
7.	The Agreement is amended by adding the following as Section 21:

“The Borrower hereby (i) acknowledges and admits its indebtedness and obligations to the Bank under the Agreement; and (ii) acknowledges, admits and agrees that it has no and shall assert no defenses, offsets, counterclaims or claims in respect of its obligations under the Agreement, in each case notwithstanding any claim or asserted claim that it may have, or purport to have, against any affiliate of the Bank.”
Schedules I and II

8.	a)	Schedule I of the Agreement is amended in its entirety to read as follows:
		$25,001 to $499,999	2.750%
		$500,000 to $999,999	1.750%
		$1,000,000 to $4,999,999	1.500%
		$5,000,000 and over	1.250%
	b)	Schedule II of the Agreement is deleted in its entirety and replaced with: “[Intentionally Deleted].”
KU Rev 08/08 Zero Net Cost LTPV Loan Addendum

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Credit Line Account Number 5V 62006 CP
No Fixed Rate Advances/Prime Credit Lines
9.	The Bank and the Borrower acknowledge and agree that notwithstanding anything to the contrary in the Agreement: (a) the Borrower shall not request and the Bank shall not make a Fixed Rate Advance; and (b) there shall be no Prime Credit Line facilities available under the Agreement.
Alternative Financing
10.	If at any time the Bank exercises its right of demand under Section 5 a), Section 5 b) and Section 10 b) of the Loan Agreement for any reason other than (i) the occurrence of an Event under Sections 10 a) (iv), (v), (vii), (ix) (if and to the extent any indebtedness specified thereunder is to the Bank or any of the Bank’s affiliates), or (xi) of the Agreement; or (ii) in connection with any termination for cause by UBS Financial Services Inc. of the overall customer relationship between UBS Financial Services Inc. and the Borrower or its affiliates, then UBS Financial Services Inc. shall, or shall cause one or more of its affiliates, to provide as soon as reasonably possible, alternative financing on substantially the same terms and conditions as those under the Agreement and the Bank agrees that the Agreement shall remain in full force and effect until such time as such alternative financing has been established.
Margin Calls; Interest Payments
11.	Notwithstanding anything to the contrary in the Agreement, the Bank and the Borrower acknowledge and agree that UBS Financial Services Inc. or any affiliate thereof may, in its sole and absolute discretion, elect to: (i) provide additional collateral to the Bank in the form of United States Treasury Securities if and to the extent that the Borrower does not maintain in a Collateral Account, Collateral having an aggregate lending value as specified by the Bank from time to time; and/or (ii) satisfy any and all amounts of accrued and unpaid interest that are otherwise due and payable by the Borrower to the Bank under the Agreement, to the extent that the amount of any Additional Payments under the Agreement are insufficient to satisfy any and all such amounts.
Collateral Account Features
12.	Section 8 f) of the Agreement is deleted in its entirety and replaced with the following:

“If a Collateral Account has margin features, the margin features will be removed by UBS Financial Services Inc. or UBS International Inc., as applicable, so long as there is no outstanding margin debit in the Collateral Account. If a Collateral Account has Resource Management Account® or Business Services Account BSA® features, such as check writing, cards, bill payment, or electronic funds transfer services, all such features shall be removed by UBS Financial Services Inc. or UBS International Inc., as applicable.”
No Credit Line Checks
13.	The Bank and the Borrower acknowledge and agree that notwithstanding anything to the contrary in the Agreement, the Credit Line shall not have Credit Line checks.
Headings
14.	The headings of each of Section of this Addendum is for descriptive purposes only and shall not be deemed to modify or qualify the terms, conditions, rights or obligations described in such Section.

B.	This Addendum may be signed in multiple original counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[Signature page(s) follows]
KU Rev 08/08 Zero Net Cost LTPV Loan Addendum

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Credit Line Account Number 5V 62006 CP
IN WITNESS WHEREOF, each of the parties has signed this Addendum pursuant to due and proper authority as of the date set forth below.

Sharon A. Barbari, Chief Financial Officer/CFO

Date	Print Name and Title	Signature
ROBERT BLUM, Chief Executive Officer/CEO

Date	Print Name and Title	Signature

UBS BANK USA

By:
Name:
Title:

By:
Name:
Title:

UBS FINANCIAL SERVICES INC.

By:

Name:
Title:

By:

Name:
Title:
Date:	, 2008
KU Rev 08/08 Zero Net Cost LTPV Loan Addendum

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